Exhibit 99.1

Care.com Announces Third Quarter 2015 Financial Results

Strong Revenue and Member Growth with Increased Operating Leverage

Waltham, MA - October 29, 2015 - Care.com, Inc. (NYSE: CRCM), the world's largest online destination for finding and managing family care, today announced financial results for the third quarter ended on September 26, 2015.

“We delivered solid revenue and member growth, increased operating leverage, and executed well against our strategic plans,” said Sheila Lirio Marcelo, Founder, Chairwoman, and CEO of Care.com. “We continue to lead the market with our consumer matching and payments solutions, with a focus on mobile innovation and better pricing and packaging to meet the needs of our consumers. We are also investing more in workplace solutions as we see continuous strong growth of this high ROI business.  As a result of these on-going investments, we’ve aligned our company focus on these high growth areas, while managing costs to meet our target of break-even for our entire business by mid-2016."

Highlights

•
Third quarter consolidated revenue was $38.9 million, an increase of 21% over the third quarter of 2014. Organic revenue, which excludes revenue from Citrus Lane, a company we acquired in Q3 2014, grew 22%. Organic sales and marketing expense declined 3%, as compared to the third quarter of 2014, this led to a 15.4 percentage point reduction in organic sales and marketing expenses as a percent of revenue.

•
Third quarter net loss on a consolidated basis was $17.4 million, as compared to a net loss of $14.5 million in the third quarter 2014. Excluding the impact of Citrus Lane, net loss margin improvement was 23 percentage points.

•
On an adjusted EBITDA basis for the consolidated business, the third quarter 2015 loss was $3.9 million. This compares to an adjusted EBITDA loss of $8.7 million in third quarter of 2014. The resulting margin improvement was 17 percentage points. Excluding the impact of Citrus Lane, adjusted EBITDA margin improvement was 15 percentage points.

•
As part of its cost-savings initiatives and desire to focus on investment in the workplace solutions (WPS) and payments businesses, the Company decided during the third quarter to evaluate the advisability of a sale or wind down of the Citrus Lane business and on October 26, the Company decided to wind down Citrus Lane. As a result, the Company wrote off $9.7 million dollars in goodwill and intangible assets during the third quarter of 2015.

Financial Results

•	Revenue for the third quarter of 2015 was $38.9 million, compared to $32.1 million in the third quarter of 2014.

◦	Revenue attributable to the US Consumer Businesses totaled $30.2 million in the third quarter of 2015, a 23% increase from $24.6 million in third quarter of 2014.

◦	Revenue attributable to the WPS, International and B2B businesses totaled $5.9 million in the third quarter of 2015, an increase of 19% from Q3 2014, or 26% on a constant currency basis.

◦	Revenue attributable to the Citrus Lane, which we acquired in Q3 2014, totaled $2.7 million in the third quarter of 2015, an 11% increase from $2.5 million in third quarter of 2014.

•	GAAP net loss for the third quarter of 2015 was $17.4 million, compared to a net loss of $14.5 million in the third quarter of 2014.

•	Adjusted EBITDA was a loss of $3.9 million in the third quarter of 2015, compared to an adjusted EBITDA loss of $8.7 million in the third quarter of 2014.

•
GAAP EPS was a $(0.54) loss in the third quarter of 2015 compared to a $(0.46) loss in the third quarter 2014. Q3 GAAP EPS was based on 32.1 million weighted average basic shares outstanding versus 31.4 million shares outstanding in the third quarter of 2014.

•
Non-GAAP EPS was a $(0.18) loss in the third quarter of 2015 compared to a $(0.31) loss in the third quarter 2014. Non-GAAP EPS excludes the impact of non-cash stock based compensation and non-recurring items, such as M&A expenses and impairment charges.

•	The Company ended the quarter with $59.7 million in cash and cash equivalents.

Business Highlights

•	Our total members grew 34% to 17.8 million at the end of the third quarter of 2015, compared to 13.3 million at the end of the third quarter 2014.

•
Total families grew to 10.1 million at the end of the third quarter of 2015, a 36% increase over the third quarter of 2014, and total caregivers grew to 7.7 million at the end of the quarter, a 32% increase over the third quarter of 2014.

•	Third quarter 2015 US Consumer Business end-of-period paying members grew to over 296,000, a 25% increase over the third quarter of 2014.

Financial Expectations

	Q4 2015			Full Year 2015
Revenue
Organic (ex. Citrus Lane)	$35.0	-	$37.0	$136.0	-	$138.0
Citrus Lane	$2.5	-	$2.5	$11.0	-	$11.0
Total	$37.5	-	$39.5	$147.0	-	$149.0

Adjusted EBITDA
Organic (ex. Citrus Lane)	$4.5	-	$5.5	$(7)	-	$(6)
Citrus Lane	$(0.5)	-	$(0.5)	$(3.7)	-	$(3.7)
Total	$4	-	$5	$(10.7)	-	$(9.7)

Non-GAAP EPS	$0.08	-	$0.11	$(0.57)	-	$(0.54)

Figures in millions except for Non-GAAP EPS
Non-GAAP EPS based on weighted average shares

Earnings Teleconference Information
The Company will discuss its third quarter 2015 financial results during a teleconference today, October 29, 2015, at 4:30 PM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (international), conference ID# 13622024. The call will also be broadcast simultaneously at http://investors.care.com. Following the completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (international), conference ID # 13622024. The telephone replay will be available from 7:30 PM ET October 29 through 11:59 PM ET November 5, 2015. Additional investor information can be accessed at http://www.care.com

About Care.com
Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 17.8 million member consumers* across 16 countries, including the US, UK, Canada and parts of Western Europe, and approximately half a million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and household payroll and tax services provided by Care.com HomePay. Care.com builds employers customized benefits packages covering child care, back up care and senior care consulting services through its Global Workplace Solutions, and serves care businesses with marketing and recruiting support. To further connect families, Care.com has expanded its consumer service with its 2013 acquisition of Big Tent, a community platform. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin, New York City and Silicon Valley.
*As of September 2015

Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated profitability of our business in 2016 on an adjusted EBITDA basis and the Company’s financial guidance for the fourth quarter of 2015 and full year 2015.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, costs associated with the expected wind down of our Citrus Lane business and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: organic revenue and revenue growth; adjusted EBITDA, organic sales and marketing expenses; non-GAAP net loss and non-GAAP earnings per share (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: organic revenue and revenue growth, adjusted EBITDA, organic sales and marketing expenses, non-GAAP net loss and non-GAAP EPS as non-GAAP financial measures in this press release. We define organic revenue as total revenue excluding Citrus Lane revenue. We define organic revenue growth as revenue growth excluding Citrus Lane. We define adjusted EBITDA as net loss, plus: federal, state and franchise taxes, other expense (income), net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments, such as impairment charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define organic sales and marketing expenses as those expenses excluding Citrus Lane. We define non-GAAP net loss as net loss, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. We define non-GAAP EPS as non-GAAP net loss divided by weighted basic shares outstanding.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	September 26, 2015	December 27, 2014
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$59,736	$71,881
Accounts receivable	3,478	2,592
Unbilled accounts receivable	3,643	3,541
Prepaid expenses and other current assets	6,423	8,046
Total current assets	73,280	86,060
Property and equipment, net	6,723	6,323
Intangible assets, net	4,111	8,965
Goodwill	59,011	68,685
Other non-current assets	3,093	3,071
Total assets	$146,218	$173,104

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,544	$5,463
Accrued expenses and other current liabilities	20,297	12,732
Current contingent acquisition consideration	15,884	10,685
Deferred revenue	16,124	13,346
Total current liabilities	53,849	42,226
Contingent acquisition consideration	—	7,267
Deferred tax liability	3,139	2,119
Other non-current liabilities	3,958	3,442
Total liabilities	60,946	55,054

Stockholders' equity
Common stock, $0.001 par value; 300,000 shares authorized; 32,127 and 31,615 shares issued and outstanding, respectively	32	32
Additional paid-in capital	282,184	277,583
Accumulated deficit	(196,456)	(159,859)
Accumulated other comprehensive (loss) income	(488)	294
Total stockholders' equity	85,272	118,050
Total liabilities and stockholders' equity	$146,218	$ 173,104

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
	(unaudited)		(unaudited)

Revenue	$38,893	$32,054	$109,666	$83,161
Cost of revenue*	10,326	9,132	29,098	20,616
Operating expenses:
Selling and marketing	22,128	22,900	61,891	61,371
Research and development	5,808	4,417	16,229	12,559
General and administrative	7,597	9,479	24,526	22,299
Depreciation and amortization	1,087	1,113	3,613	3,249
Impairment of goodwill and intangible assets	8,766	—	8,766	—
Total operating expenses	45,386	37,909	115,025	99,478
Operating loss	(16,819)	(14,987)	(34,457)	(36,933)
Other expense, net	(272)	(644)	(976)	(3,323)
Loss before income taxes	(17,091)	(15,631)	(35,433)	(40,256)
Provision for (benefit from) income taxes	259	(1,178)	1,164	(384)
Net loss	$(17,350)	$(14,453)	$(36,597)	$(39,872)
Accretion of preferred stock	—	—	—	(4)
Net loss attributable to common stockholders	$(17,350)	$(14,453)	$(36,597)	$(39,876)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.54)	$(0.46)	$(1.15)	$(1.42)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	32,069	31,362	31,938	27,995

* Note that $1.0 million of the Citrus Lane impairment charge in 2015 resides within the Cost of Revenue line

Care.com, Inc.
Consolidated Statement of Cash Flows	Nine Months Ended
(in thousands)	September 26, 2015	September 27, 2014
	(unaudited)
Cash flows from operating activities
Net loss	$(36,597)	$(39,872)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,179	4,829
Depreciation and amortization	4,273	3,914
Deferred taxes	1,053	(548)
Contingent consideration expense	777	404
Change in fair value of contingent consideration payable in preferred stock	—	2,258
Change in fair value of stock warrants	—	606
Foreign currency remeasurement gain	983	—
Impairment of goodwill and intangible assets	9,741	—
Other non-operating expenses	(42)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(906)	(1,003)
Unbilled accounts receivable	(339)	(974)
Prepaid expenses and other current assets	1,419	(797)
Other non-current assets	(13)	490
Accounts payable	(3,349)	3,479
Accrued expenses and other current liabilities	8,637	9,270
Deferred revenue	3,110	3,705
Other non-current liabilities	623	639
Net cash used in operating activities	(6,451)	(13,600)

Cash flows from investing activities
Purchases of property and equipment	(4,287)	(878)
Payments for acquisitions, net of cash acquired	—	(23,364)
Cash withheld for purchase consideration	73	(73)
Net increase in other assets	—	(2,825)
Net cash used in investing activities	(4,214)	(27,140)

Cash flows from financing activities
Proceeds from initial public offering net of offering costs	—	96,007
Proceeds from exercise of common stock options	630	319
Payments of contingent consideration previously established in purchase accounting	(1,840)	(2,845)
Net cash (used in) provided by financing activities	(1,210)	93,481

Effect of exchange rate changes on cash and cash equivalents	(270)	383
Net (decrease) increase in cash and cash equivalents	(12,145)	53,124
Cash and cash equivalents, beginning of the period	71,881	29,959
Cash and cash equivalents, end of the period	$59,736	$83,083

Care.com, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
	(unaudited)		(unaudited)

Net Loss	$(17,350)	$(14,453)	$(36,597)	$(39,872)

Federal, state and franchise taxes	310	(1,129)	1,305	(157)
Other (income) expense, net	272	644	976	3,323
Depreciation and amortization	1,295	1,394	4,273	3,914

EBITDA	(15,473)	(13,544)	(30,043)	(32,792)

Stock-based compensation	1,584	2,747	4,179	4,829
Accretion of contingent consideration	155	257	777	404
Non-cash rent expense	—	398	—	398
Merger and acquisition related costs	122	1,457	748	2,109
Impairment of goodwill and intangible assets	9,741	—	9,741	—
IPO related costs	—	—	—	164

Adjusted EBITDA	$(3,871)	$(8,685)	$(14,598)	$(24,888)

Care.com, Inc.
Reconciliation of Non-GAAP Net Loss
	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
	(unaudited)		(unaudited)

Net loss	$(17,350)	$(14,453)	$(36,597)	$(39,872)

Stock-based compensation	1,584	2,747	4,179	4,829
Accretion of contingent consideration	155	257	777	404
Merger and acquisition related costs	122	1,457	748	2,109
Impairment of goodwill and intangible assets	9,741	—	9,741	—
Non-cash rent expense	—	398	—	398
IPO related costs	—	—	—	164
Preferred stock and warrant valuation adjustments	—	—	—	2,864
Non-GAAP net loss	(5,748)	(9,594)	(21,152)	(29,104)

Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.18)	$(0.31)	$(0.66)	$(1.04)

Weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	32,069	31,362	31,938	27,995

Care.com, Inc.
Reconciliation of Non-GAAP Organic Revenue
	Three Months Ended		Nine Months Ended
(in thousands)	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
	(unaudited)		(unaudited)

Revenue	$38,893	$32,054	$109,666	$83,161

Citrus Lane revenue	2,714	2,450	8,535	2,450

Organic revenue	$36,179	$29,604	$101,131	$80,711

Care.com, Inc.	Three Months Ended		Nine Months Ended
Reconciliation of Non-GAAP Organic Sales and Marketing	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
(in thousands)	(unaudited)		(unaudited)

Selling and marketing	$22,128	$22,900	$61,891	$61,371

Citrus Lane selling and marketing	785	883	2,096	883

Organic selling and marketing	$21,343	$22,017	$59,795	$60,488

Care.com, Inc.
Reconciliation of Organic Adjusted EBITDA
	Three Months Ended		Nine Months Ended
(in thousands)	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
	(unaudited)		(unaudited)

Adjusted EBITDA	$(3,871)	$(8,685)	$(14,598)	$(24,888)

Citrus Lane adjusted EBITDA	(775)	(1,608)	(3,234)	(1,608)

Organic adjusted EBITDA	$(3,096)	$(7,077)	$(11,364)	$(23,280)

Care.com, Inc.
Supplemental Data
(in thousands)

	Three Months Ended
	September 26, 2015	September 27, 2014
Total members**	17,828	13,280
Total families**	10,112	7,454
Total caregivers*	7,715	5,826

Paying members - US Consumer Matching & Payments	296	237

** data is cumulative as of the end of the respective period and includes approximately 300k members via our acquisition of Citrus Lane
* data is cumulative as of the end of the respective period

	Three Months Ended
	September 26, 2015	September 27, 2014
Monthly Average Revenue per Member
US Consumer Matching & Payments	$37	$37

###
Contacts:

Investor Relations:
Denise Garcia
ICR, Inc.
(781) 795-7244
investors@care.com